Exhibit 99.1

For Immediate Release

HOSPIRA REPORTS THIRD-QUARTER 2009 RESULTS

— Affirms recently increased 2009 sales projections and increases earnings guidance —

LAKE FOREST, Ill., Oct. 27, 2009 — Hospira, Inc. (NYSE: HSP), a leading global specialty pharmaceutical and medication delivery company, today reported results for the third quarter ended Sept. 30, 2009. Net sales for the quarter were $1.0 billion, and adjusted* diluted earnings per share were $0.90. (Adjusted* measures exclude certain specified items as described later in this press release and the attached schedules.)

“Hospira delivered strong results in the third quarter, aided by the launch of the generic oncolytic oxaliplatin and additional progress toward our Project Fuel initiatives,” said Christopher B. Begley, chairman and chief executive officer. “We continued to position Hospira for future success in this milestone quarter, during which we surpassed the billion dollar revenue mark for the first time and generated strong double-digit earnings per share growth.  We remain confident in our projections for full-year sales and are increasing our earnings per share guidance.”

Hospira, Inc.
275 North Field Drive
Lake Forest, IL 60045
www.hospira.com
-MORE-

Third-Quarter 2009 Results

The following table highlights selected financial results for the third quarter of 2009 compared to the same period in 2008:

In $ millions, except per share	GAAP Three Months Ended September 30,		%	Adjusted* Three Months Ended September 30,		%
amounts	2009	2008	Change	2009	2008	Change
Net Sales	$1,007.5	$925.5	8.9%	n/a	n/a	n/a
Gross Profit (Net Sales less Cost of Products Sold)	$395.6	$333.8	18.5%	$418.4	$355.5	17.7%
Income from Operations	$161.5	$132.7	21.7%	$207.2	$161.5	28.3%
Diluted EPS	$0.71	$0.51	39.2%	$0.90	$0.63	42.9%
Statistics (as a % of Net Sales)
Gross Profit (Net Sales less Cost of Products Sold)	39.3%	36.1%		41.5%	38.4%
Income from Operations	16.0%	14.3%		20.6%	17.5%

Results under U.S. Generally Accepted Accounting Principles (GAAP) include items detailed in the schedules attached to this press release.

Net sales increased 8.9 percent to $1.0 billion in the third quarter of 2009, compared to $926 million in the third quarter of 2008.  The growth was driven by an increase in Specialty Injectable Pharmaceuticals, primarily a result of the third-quarter launch of oxaliplatin in solution form in the United States.

Adjusted* income from operations increased 28.3 percent to $207 million in the third quarter of 2009, compared to $162 million in the third quarter of 2008. Driving the majority of the increase were higher sales volumes and increased manufacturing efficiency. Partially offsetting these factors was the impact of certain product recall-related costs as well as the impact of foreign exchange.

2

Cash Flow

Cash flow from operations for the first nine months of 2009 was $541 million, compared to $329 million generated for the same period in 2008.

Capital expenditures decreased to $119 million for the first nine months of 2009, compared to $127 million for the same period in 2008, due to the impact of the company’s tighter capital-spending controls implemented in the second half of 2008.

2009 Projections

Hospira continues to expect net sales for the year to increase approximately 5 to 7 percent on a constant-currency basis. Including the impact of foreign exchange, the company expects net sales to be slightly up.

During the third quarter, Hospira recognized an income tax benefit on the expiration of statutes of limitation on certain unrecognized tax benefits. The tax benefit was partially offset by the tax effect of the U.S. launch of oxaliplatin. Based on these factors, the company is adjusting the guidance for its 2009 effective tax rate to 20 to 21 percent from the prior guidance of 21 to 22 percent.

3

As a result, the company now expects full-year 2009 adjusted* diluted earnings per share to be between $2.85 and $2.90 per share. The reconciliation between the projected 2009 adjusted* diluted earnings per share and GAAP diluted earnings per share follows:

Diluted earnings per share — adjusted*	$2.85 - $2.90

Estimated charges related to Project Fuel initiatives (mid-point of an estimated range of $0.34 to $0.38 per diluted share for non-impairment charges, plus incurred year-to-date impairment and other asset charges of $0.37 per diluted share)	($0.73)

Estimated charges related to facilities optimization initiatives (mid-point of an estimated range of $0.10 to $0.12 per diluted share)	($0.11)

Estimated $53 million for the amortization of intangibles related to the Mayne Pharma acquisition	($0.23)

Impairment of marketable equity securities	($0.10)

Tax benefit from the settlement of a U.S. income tax audit	$0.57

Diluted earnings per share — GAAP	$2.25 - $2.30

The company now projects that cash flow from operations in 2009 will be in the $700 million to $750 million range. Depreciation and amortization is now expected to be between $225 million and $235 million. Capital expenditures are projected to be between $155 million and $175 million.

*Use of Non-GAAP Adjusted Financial Measures

Non-GAAP financial measures used in this press release are reconciled to the most comparable measures calculated in accordance with GAAP in the schedules attached to this release.

4

Webcast

Hospira will hold a conference call for investors and media at 8 a.m. Central time on Tuesday, Oct. 27, 2009. A live webcast of the conference call will be available on Hospira’s Web site at www.hospirainvestor.com. Listeners should log on approximately 10 minutes in advance to ensure proper setup for receiving the webcast. A replay will be available on the Hospira Web site for 30 days following the call.

About Hospira

Hospira, Inc. is a global specialty pharmaceutical and medication delivery company dedicated to Advancing Wellness™. As the world leader in specialty generic injectable pharmaceuticals, Hospira offers one of the broadest portfolios of generic acute-care and oncology injectables, as well as integrated infusion therapy and medication management solutions. Through its products, Hospira helps improve the safety, cost and productivity of patient care. The company is headquartered in Lake Forest, Ill., and has approximately 14,000 employees. Learn more at www.hospira.com.

Private Securities Litigation Reform Act of 1995 —
A Caution Concerning Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including projections of certain measures of Hospira’s results of operations, projections of certain charges and expenses, and other statements regarding Hospira’s goals and strategy. Hospira cautions that these forward-looking statements are subject to risks, uncertainties and assumptions, many of which are beyond Hospira’s control, that may cause actual results to differ materially from those indicated in the forward-looking statements. Economic, competitive, governmental, technological and other factors that may affect Hospira’s operations and may cause actual results to be materially different from expectations include the risks, uncertainties and factors discussed under the headings “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in Hospira’s latest Annual Report on Form 10-K and subsequent Form 10-Qs, filed with the Securities and Exchange Commission, which are incorporated by reference. Hospira undertakes no obligation to release publicly any revisions to forward-looking statements as the result of subsequent events or developments.

###

5

Media Stacey Eisen (224) 212-2276 Media Tareta Adams (224) 212-2535	Financial Community Karen King (224) 212-2711

Hospira, Inc.
275 North Field Drive
Lake Forest, IL 60045
www.hospira.com

Hospira, Inc.

Condensed Consolidated Statements of Income

(Unaudited)

(dollars and shares in millions, except for per share amounts)

	Three Months Ended September 30,		% Change
	2009	2008
Net sales	$1,007.5	$925.5	8.9%

Cost of products sold	611.9	591.7	3.4%
Restructuring and impairment	13.8	4.5	206.7%
Research and development	57.9	51.0	13.5%
Selling, general and administrative	162.4	145.6	11.5%
Total operating cost and expenses	846.0	792.8	6.7%
Income From Operations	161.5	132.7	21.7%

Interest expense	25.1	27.6	(9.1)%
Other expense (income), net	0.1	(2.4)	(104.2)%
Income Before Income Taxes	136.3	107.5	26.8%

Income tax expense	20.1	25.7	(21.8)%
Net Income	$116.2	$81.8	42.1%

Earnings Per Common Share:
Basic	$0.72	$0.51	41.2%
Diluted	$0.71	$0.51	39.2%

Weighted Average Common Shares Outstanding:
Basic	161.1	159.4	1.1%
Diluted	163.7	161.6	1.3%

Adjusted Gross Profit (1)(2)	$418.4	$355.5	17.7%
Adjusted Income From Operations (1)	$207.2	$161.5	28.3%
Adjusted Net Income (1)	$147.4	$101.5	45.2%
Adjusted Diluted Earnings Per Share (1)	$0.90	$0.63	42.9%

Statistics (as a % of net sales, except for income tax rate):

	GAAP Three Months Ended September 30,		Adjusted (1) Three Months Ended September 30,
	2009	2008	2009	2008
Gross Profit (2)	39.3%	36.1%	41.5%	38.4%
Income From Operations	16.0%	14.3%	20.6%	17.5%
Net Income	11.5%	8.8%	14.6%	11.0%
Income Tax Rate	14.7%	23.9%	19.0%	25.5%

(1) Adjusted financial measures exclude certain specified items as described and reconciled to comparable GAAP financial measures in the Reconciliation of GAAP to Non-GAAP Financial Measures schedule.

(2) Gross profit is defined as Net sales less Cost of products sold. Adjusted gross profit excludes certain specified items, as indicated in the previous footnote.

Hospira, Inc.

Condensed Consolidated Statements of Income

(Unaudited)

(dollars and shares in millions, except for per share amounts)

	Nine Months Ended September 30,		% Change
	2009	2008
Net sales	$2,824.1	$2,715.8	4.0%

Cost of products sold	1,762.7	1,729.8	1.9%
Restructuring and impairment	79.1	13.8	473.2%
Research and development	160.8	158.9	1.2%
Acquired in-process research and development	—	0.5	(100.0)%
Selling, general and administrative	454.2	450.7	0.8%
Total operating cost and expenses	2,456.8	2,353.7	4.4%
Income From Operations	367.3	362.1	1.4%

Interest expense	80.2	87.2	(8.0)%
Other expense (income), net	14.3	(6.5)	(320.0)%
Income Before Income Taxes	272.8	281.4	(3.1)%

Income tax (benefit) expense	(34.4)	65.1	(152.8)%
Net Income	$307.2	$216.3	42.0%

Earnings Per Common Share:
Basic	$1.92	$1.36	40.2%
Diluted	$1.89	$1.34	41.3%

Weighted Average Common Shares Outstanding:
Basic	160.4	159.1	1.3%
Diluted	162.3	161.4	0.6%

Adjusted Gross Profit (1)(2)	$1,123.8	$1,050.1	7.0%
Adjusted Income From Operations (1)	$533.8	$458.9	16.3%
Adjusted Net Income (1)	$362.4	$281.8	28.6%
Adjusted Diluted Earnings Per Share (1)	$2.23	$1.75	27.4%

Statistics (as a % of net sales, except for income tax rate):

	GAAP Nine Months Ended September 30,		Adjusted (1) Nine Months Ended September 30,
	2009	2008	2009	2008
Gross Profit (2)	37.6%	36.3%	39.8%	38.7%
Income From Operations	13.0%	13.3%	18.9%	16.9%
Net Income	10.9%	8.0%	12.8%	10.4%
Income Tax Rate	(12.6)%	23.1%	20.5%	25.5%

(1) Adjusted financial measures exclude certain specified items as described and reconciled to comparable GAAP financial measures in the Reconciliation of GAAP to Non-GAAP Financial Measures schedule.

(2) Gross profit is defined as Net sales less Cost of products sold. Adjusted gross profit excludes certain specified items, as indicated in the previous footnote.

Hospira, Inc.

Reconciliation of GAAP to Non-GAAP Financial Measures

(Unaudited)

(dollars and shares in millions, except for per share amounts)

The Non-GAAP financial measures contained in this press release (including adjusted gross profit, adjusted income from operations, adjusted net income, and adjusted diluted Earnings Per Share) adjust for certain specified items. Management believes that Non-GAAP financial measures can facilitate a more complete analysis and greater transparency into Hospira’s ongoing results of operations, particularly in comparing underlying results from period to period. Management uses these Non-GAAP financial measures internally in financial planning, to monitor business unit performance, and in evaluating management performance. All Non-GAAP financial measures are intended to supplement the applicable GAAP measures and should not be considered in isolation from, or a replacement for, financial measures prepared in accordance with GAAP. Hospira’s Non-GAAP financial measures may be different from Non-GAAP financial measures used by other companies.

Three months ended September 30, 2009 Reconciliation of GAAP to Non-GAAP Financial Measures:

	Gross Profit (1)	Income From Operations	Net Income	Diluted EPS
GAAP financial measures	$395.6	$161.5	$116.2	$0.71
Specified items:
Project Fuel charges (A)	7.8	27.4	20.9	0.13
Facilities Optimization charges (B)	1.5	4.8	3.1	0.02
Amortization of Mayne Pharma intangible assets (C)	13.5	13.5	7.2	0.04
Adjusted financial measures	$418.4	$207.2	$147.4	$0.90

GAAP results for the three months ended September 30, 2009 include:

A — Project Fuel charges: $7.8 million reported in Cost of products sold, $10.5 million reported in Restructuring and impairment, $1.3 million reported in Research and development and $7.8 million reported in Selling, general and administrative. These charges relate to the Project Fuel initiatives and include costs for severance and other employee benefits, process optimization implementation, other asset charges, exit costs and charges associated with certain non-strategic businesses and underlying assets committed for disposal and the related inventory, property and equipment, allocated goodwill and intangible assets.

B — Facilities Optimization charges: $1.5 million reported in Cost of products sold and $3.3 million reported in Restructuring and impairment. These charges relate to facilities optimization from the closure or departure from certain manufacturing and research and development (“R&D”) facilities and include costs for severance and other employee benefits, accelerated depreciation and relocation of production and R&D operations.

C — Amortization of Mayne Pharma Limited (“Mayne Pharma”) intangible assets resulting from the Mayne Pharma acquisition is reported in Cost of products sold.

Three months ended September 30, 2008 Reconciliation of GAAP to Non-GAAP Financial Measures:

	Gross Profit (1)	Income From Operations	Net Income	Diluted EPS
GAAP financial measures	$333.8	$132.7	$81.8	$0.51
Specified items:
Facilities Optimization charges (A)	3.7	8.2	5.1	0.03
Amortization of Mayne Pharma intangible assets (B)	15.2	15.2	10.1	0.06
Integration-related charges (C)	2.8	5.4	4.5	0.03
Adjusted financial measures	$355.5	$161.5	$101.5	$0.63

GAAP results for the three months ended September 30, 2008 include:

A — Facilities Optimization charges: $3.7 million reported in Cost of products sold and $4.5 million reported in Restructuring and impairment. These charges relate to facilities optimization from the closure or departure from certain manufacturing and R&D facilities and include costs for severance and other employee benefits, accelerated depreciation and relocation of production and R&D operations.

B — Amortization of Mayne Pharma intangible assets is reported in Cost of products sold.

C — Integration-related charges: $2.8 million reported in Cost of products sold, $0.2 million reported in Research and development and $2.4 million reported in Selling, general and administrative. These charges relate to the integration of Mayne Pharma and other acquisitions into our operations and include costs for closure of facilities, termination of lease agreements, severance and other employee benefit costs.

(1) Gross profit is defined as Net sales less Cost of products sold.

Hospira, Inc.

Reconciliation of GAAP to Non-GAAP Financial Measures

(Unaudited)

(dollars and shares in millions, except for per share amounts)

The Non-GAAP financial measures contained in this press release (including adjusted gross profit, adjusted income from operations, adjusted net income, and adjusted diluted Earnings Per Share) adjust for certain specified items. Management believes that Non-GAAP financial measures can facilitate a more complete analysis and greater transparency into Hospira’s ongoing results of operations, particularly in comparing underlying results from period to period. Management uses these Non-GAAP financial measures internally in financial planning, to monitor business unit performance, and in evaluating management performance. All Non-GAAP financial measures are intended to supplement the applicable GAAP measures and should not be considered in isolation from, or a replacement for, financial measures prepared in accordance with GAAP. Hospira’s Non-GAAP financial measures may be different from Non-GAAP financial measures used by other companies.

Nine months ended September 30, 2009 Reconciliation of GAAP to Non-GAAP Financial Measures:

	Gross Profit (1)	Income From Operations	Net Income	Diluted EPS
GAAP financial measures	$1,061.4	$367.3	$307.2	$1.89
Specified items:
Project Fuel charges (A)	12.6	105.5	91.4	0.57
Facilities Optimization charges (B)	8.9	20.1	13.2	0.08
Amortization of Mayne Pharma intangible assets (C)	40.9	40.9	25.9	0.16
Impairment of marketable equity securities (D)	—	—	16.6	0.10
Resolution of IRS tax audit benefit (E)	—	—	(91.9)	(0.57)
Adjusted financial measures	$1,123.8	$533.8	$362.4	$2.23

GAAP results for the nine months ended September 30, 2009 include:

A — Project Fuel charges: $12.6 million reported in Cost of products sold, $67.9 million reported in Restructuring and impairment, $2.6 million reported in Research and development and $22.4 million reported in Selling, general and administrative. These charges relate to the Project Fuel initiatives and include costs for severance and other employee benefits, process optimization implementation, other asset charges, exit costs and charges associated with certain non-strategic businesses and underlying assets committed for disposal and the related inventory, property and equipment, allocated goodwill and intangible assets.

B — Facilities Optimization charges: $8.9 million reported in Cost of products sold and $11.2 million reported in Restructuring and impairment. These charges relate to facilities optimization from the closure or departure from certain manufacturing and research and development (“R&D”) facilities and include costs for severance and other employee benefits, accelerated depreciation and relocation of production and R&D operations.

C — Amortization of Mayne Pharma Limited (“Mayne Pharma”) intangible assets resulting from the Mayne Pharma acquisition is reported in Cost of products sold.

D — Impairment of marketable equity securities is reported in Other expense (income), net.

E — Resolution of IRS tax audit benefit of $91.9 million reported in Income tax expense (benefit). This discrete income tax benefit is related to the completion and effective settlement of Hospira’s 2004 and 2005 U.S. tax return audits.

Nine months ended September 30, 2008 Reconciliation of GAAP to Non-GAAP Financial Measures:

	Gross Profit (1)	Income From Operations	Net Income	Diluted EPS
GAAP financial measures	$986.0	$362.1	$216.3	$1.34
Specified items:
Facilities Optimization charges (A)	11.5	25.9	16.0	0.10
Amortization of Mayne Pharma intangible assets (B)	46.8	46.8	31.4	0.20
Integration-related charges (C)	5.8	23.6	17.6	0.11
Acquired in-process research and development	—	0.5	0.5	—
Adjusted financial measures	$1,050.1	$458.9	$281.8	$1.75

GAAP results for the nine months ended September 30, 2008 include:

A — Facilities Optimization charges: $11.5 million reported in Cost of products sold, $13.8 million reported in Restructuring and impairment and $0.6 million reported in Research and development. These charges relate to facilities optimization from the closure or departure from certain manufacturing and R&D facilities and include costs for severance and other employee benefits, accelerated depreciation and relocation of production and R&D operations.

B — Amortization of Mayne Pharma intangible assets is reported in Cost of products sold.

C — Integration-related charges: $5.8 million reported in Cost of products sold, $1.0 million reported in Research and development and $16.8 million reported in Selling, general and administrative. These charges relate to the integration of Mayne Pharma and other acquisitions into our operations and include costs for closure of facilities, termination of lease agreements, severance and other employee benefit costs.

(1) Gross profit is defined as Net sales less Cost of products sold.

Hospira, Inc.

Condensed Consolidated Balance Sheets

(Unaudited)

(dollars in millions)

	September 30,	December 31,
	2009	2008
Assets
Current Assets:
Cash and cash equivalents	$920.6	$483.8
Trade receivables, less allowances of $6.9 in 2009 and $6.7 in 2008	594.1	583.4
Inventories	849.5	830.5
Deferred income taxes	214.9	172.2
Prepaid expenses and other current assets	38.5	35.7
Other receivables	54.6	43.7
Total Current Assets	2,672.2	2,149.3
Property and equipment, net	1,182.8	1,192.1
Intangible assets, net	404.3	404.4
Goodwill	1,213.5	1,167.4
Deferred income taxes	24.3	70.1
Investments	50.1	37.6
Other assets	67.0	53.2
Total Assets	$5,614.2	$5,074.1

Liabilities and Shareholders’ Equity
Current Liabilities:
Short-term borrowings	$399.5	$338.3
Trade accounts payable	200.1	231.5
Salaries, wages and commissions	163.5	144.7
Deferred income taxes	0.1	1.5
Other accrued liabilities	412.8	331.5
Total Current Liabilities	1,176.0	1,047.5
Long-term debt	1,710.9	1,834.0
Deferred income taxes	23.1	25.2
Post-retirement obligations	167.1	195.5
Other long-term liabilities	92.0	195.5
Commitments and Contingencies
Total Shareholders’ Equity	2,445.1	1,776.4
Total Liabilities and Shareholders’ Equity	$5,614.2	$5,074.1

Hospira, Inc.

Condensed Consolidated Statements of Cash Flows

(Unaudited)

(dollars in millions)

	Nine Months Ended September 30,
	2009	2008

Cash Flow From Operating Activities:
Net income	$307.2	$216.3
Adjustments to reconcile net income to net cash from operating activities-
Depreciation	126.4	141.2
Amortization of intangible assets	45.9	51.1
Write-off of acquired in-process research and development	—	0.5
Stock-based compensation expense	31.5	33.2
Deferred income tax and other tax adjustments	(84.3)	1.9
Impairment and other asset charges	83.4	—
Net gains on sales of assets	—	(3.0)
Changes in assets and liabilities-
Trade receivables	10.9	(75.8)
Inventories	(17.7)	(107.6)
Prepaid expenses and other assets	2.6	4.1
Trade accounts payable	(34.2)	7.3
Other liabilities	90.6	37.1
Other, net	(21.1)	22.3
Net Cash Provided by Operating Activities	541.2	328.6

Cash Flow From Investing Activities:
Capital expenditures (including instruments placed with or leased to customers)	(118.7)	(126.9)
Acquisitions, net of cash acquired, and payments for contingent consideration	(20.7)	(22.2)
Purchases of intangibles and other investments	(9.3)	(49.6)
Proceeds from disposition of businesses	30.5	—
Proceeds from disposition of assets	—	0.8
Purchases of marketable equity securities	—	(24.5)
Net Cash Used in Investing Activities	(118.2)	(222.4)

Cash Flow From Financing Activities:
Issuance of long-term debt, net of fees paid	246.7	—
Repayment of long-term debt	(306.1)	(90.1)
Other borrowings, net	2.7	8.5
Excess tax benefit from stock-based compensation arrangements	0.8	1.0
Proceeds from stock options exercised	59.3	27.4
Net Cash Provided by (Used in) Financing Activities	3.4	(53.2)

Effect of exchange rate changes on cash and cash equivalents	10.4	(6.7)

Net change in cash and cash equivalents	436.8	46.3
Cash and cash equivalents at beginning of period	483.8	241.1
Cash and cash equivalents at end of period	$920.6	$287.4

Supplemental Cash Flow Information:
Cash paid during the period-
Interest	$87.1	$96.6
Income taxes, net of refunds	$25.7	$8.6

Hospira, Inc.

Net Sales by Product Line

(Unaudited)

(dollars in millions)

	Three Months Ended September 30,				Nine Months Ended September 30,
	2009	2008	% Change at Actual Rates	% Change at Constant Rates (1)	2009	2008	% Change at Actual Rates	% Change at Constant Rates (1)
Americas—
Pharmaceuticals
Specialty Injectables	$449.1	$341.1	31.7%	32.3%	$1,150.7	$981.7	17.2%	18.6%
Other Pharma	126.0	129.8	(2.9)%	(2.0)%	403.2	374.4	7.7%	9.7%
	575.1	470.9	22.1%	22.8%	1,553.9	1,356.1	14.6%	16.1%
Devices
Medication Management Systems	138.1	138.5	(0.3)%	0.9%	411.7	418.3	(1.6)%	0.5%
Other Devices	90.2	96.3	(6.3)%	(5.7)%	274.2	282.7	(3.0)%	(1.4)%
	228.3	234.8	(2.8)%	(1.8)%	685.9	701.0	(2.2)%	(0.3)%
Total Americas	803.4	705.7	13.8%	14.6%	2,239.8	2,057.1	8.9%	10.5%

Europe, Middle East & Africa—
Pharmaceuticals
Specialty Injectables	69.6	67.5	3.1%	11.3%	195.3	224.2	(12.9)%	(0.1)%
Other Pharma	25.6	41.3	(38.0)%	(33.2)%	88.7	120.3	(26.3)%	(14.5)%
	95.2	108.8	(12.5)%	(5.6)%	284.0	344.5	(17.6)%	(5.1)%
Devices
Medication Management Systems	19.1	19.6	(2.6)%	3.6%	55.7	59.3	(6.1)%	5.7%
Other Devices	15.3	18.2	(15.9)%	(10.4)%	49.5	52.2	(5.2)%	7.1%
	34.4	37.8	(9.0)%	(3.2)%	105.2	111.5	(5.7)%	6.4%
Total Europe, Middle East & Africa	129.6	146.6	(11.6)%	(5.0)%	389.2	456.0	(14.6)%	(2.3)%

Asia Pacific—
Pharmaceuticals
Specialty Injectables	57.0	57.3	(0.5)%	2.8%	149.0	155.3	(4.1)%	9.3%
Other Pharma	5.8	4.5	28.9%	35.6%	12.1	12.1	0.0%	19.8%
	62.8	61.8	1.6%	5.2%	161.1	167.4	(3.8)%	10.1%
Devices
Medication Management Systems	5.4	4.8	12.5%	18.8%	15.0	15.5	(3.2)%	7.7%
Other Devices	6.3	6.6	(4.5)%	(4.5)%	19.0	19.8	(4.0)%	2.0%
	11.7	11.4	2.6%	5.3%	34.0	35.3	(3.7)%	4.5%
Total Asia Pacific	74.5	73.2	1.8%	5.2%	195.1	202.7	(3.7)%	9.1%

Net Sales	$1,007.5	$925.5	8.9%	10.8%	$2,824.1	$2,715.8	4.0%	8.3%

Global—
Pharmaceuticals
Specialty Injectables	$575.7	$465.9	23.6%	25.6%	$1,495.0	$1,361.2	9.8%	14.4%
Other Pharma	157.4	175.6	(10.4)%	(8.4)%	504.0	506.8	(0.6)%	4.2%
	733.1	641.5	14.3%	16.3%	1,999.0	1,868.0	7.0%	11.7%

Devices
Medication Management Systems	162.6	162.9	(0.2)%	1.7%	482.4	493.1	(2.2)%	1.4%
Other Devices	111.8	121.1	(7.7)%	(6.4)%	342.7	354.7	(3.4)%	0.0%
	274.4	284.0	(3.4)%	(1.7)%	825.1	847.8	(2.7)%	0.8%

Net Sales	$1,007.5	$925.5	8.9%	10.8%	$2,824.1	$2,715.8	4.0%	8.3%

(1) The Non-GAAP financial measures contained in this press release include comparisons at constant currency rates (reflecting comparative local currency balances at prior period foreign exchange rates), which we define as current period net sales excluding the impact of the change in foreign exchange rates less prior period reported net sales divided by prior period reported net sales. This financial measure provides information on the change in net sales assuming that foreign currency exchange rates have not changed between the prior and the current period. Management believes the use of this financial measure aids in the understanding of our change in net sales without the impact of foreign currency. All Non-GAAP financial measures are intended to supplement the applicable GAAP measures and should not be considered in isolation from, or a replacement for, financial measures prepared in accordance with GAAP.

Hospira, Inc.

Segment Information

(Unaudited)

(dollars in millions)

	Three Months Ended September 30,
	Net Sales			Income (Loss) from Operations
	2009	2008	% Change	2009		2008		% Change

Americas	$803.4	$705.7	13.8%	$193.4	A	$151.1	A	28.0%
Europe, Middle East & Africa	129.6	146.6	(11.6)%	(1.7)	B	4.4	B	(138.6)%
Asia Pacific	74.5	73.2	1.8%	3.5	C	6.4	C	(45.3)%
Total reportable segments	$1,007.5	$925.5	8.9%	195.2		161.9		20.6%
Corporate functions				(24.9)	D	(20.5)	D	21.5%
Stock-based compensation				(8.8)		(8.7)		1.1%
Income from operations				161.5		132.7		21.7%
Interest expense and other expense (income), net				(25.2)		(25.2)		0.0%
Income before income taxes				$136.3		$107.5		26.8%

	Included in the reported Income before income taxes above, are the following charges:

	A — Americas
	Project Fuel			$22.2		$—
	Facilities Optimization		4.8			8.2
	Amortization of Mayne Pharma intangible assets		3.8			4.8
	Integration-related		—			0.8
	Total Americas		30.8			13.8

	B — Europe, Middle East & Africa
	Project Fuel		0.7			—
	Amortization of Mayne Pharma intangible assets		5.5			5.8
	Integration-related		—			0.7
	Total Europe, Middle East & Africa		6.2			6.5

	C — Asia Pacific
	Project Fuel		0.6			—
	Amortization of Mayne Pharma intangible assets		4.2			4.6
	Integration-related		—			2.9
	Total Asia Pacific		4.8			7.5

	D — Corporate functions
	Project Fuel		3.9			—
	Integration-related		—			1.0
	Total Corporate functions		3.9			1.0

	Total			$45.7		$28.8

Hospira, Inc.

Segment Information

(Unaudited)

(dollars in millions)

	Nine Months Ended September 30,
	Net Sales			Income from Operations
	2009	2008	% Change	2009		2008		% Change

Americas	$2,239.8	$2,057.1	8.9%	$451.6	A	$426.0	A	6.0%
Europe, Middle East & Africa	389.2	456.0	(14.6)%	9.6	B	10.7	B	(10.3)%
Asia Pacific	195.1	202.7	(3.7)%	3.9	C	13.6	C	(71.3)%
Total reportable segments	$2,824.1	$2,715.8	4.0%	465.1		450.3		3.3%
Corporate functions				(66.3)	D	(55.0)	D	20.5%
Stock-based compensation				(31.5)		(33.2)		(5.1)%
Income from operations				367.3		362.1		1.4%
Interest expense and other expense (income), net				(94.5)	E	(80.7)	E	17.1%
Income before income taxes				$272.8		$281.4		(3.1)%

	Included in the reported Income before income taxes above, are the following charges:

	A — Americas
	Project Fuel			$82.0		$—
	Facilities Optimization			20.1		25.9
	Amortization of Mayne Pharma intangible assets			13.1		15.0
	Integration-related			—		2.1
	Acquired in-process research and development			—		0.5
	Total Americas			115.2		43.5

	B — Europe, Middle East & Africa
	Project Fuel			4.0		—
	Amortization of Mayne Pharma intangible assets			16.1		17.7
	Integration-related			—		10.1
	Total Europe, Middle East & Africa			20.1		27.8

	C — Asia Pacific
	Project Fuel			9.3		—
	Amortization of Mayne Pharma intangible assets			11.7		14.1
	Integration-related			—		6.7
	Total Asia Pacific			21.0		20.8

	D — Corporate functions
	Project Fuel			10.2		—
	Integration-related			—		4.7
	Total Corporate functions			10.2		4.7

	E — Interest expense and other expense (income), net
	Impairment of marketable equity securities			16.6		—
	Total Interest expense and other expense (income), net			16.6		—

	Total			$183.1		$96.8